                         CERTIFICATE OF RESTATED AND AMENDED
                             ARTICLES OF INCORPORATION OF
                             AMERICAN PREMIER GROUP, INC.


               Carl H. Lindner III, President and Robert W. Olson, Secretary, of AMERICAN PREMIER GROUP, INC., an Ohio corporation (the "Corporation"), do hereby certify that the sole shareholder of the Corporation, by written consent pursuant to Ohio Revised Code Section 1701.54 effective as of January ___, 1995, adopted the following resolution:

                    "RESOLVED,  that  this Corporation  adopt Restated
               and Amended Articles of Incorporation in the form attached hereto and incorporated herein as Exhibit A."

          A copy of the Restated and Amended Articles of Incorporation adopted by the shareholders of the Corporation is attached hereto and incorporated herein as Annex 1.

               IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands on behalf of the Corporation this ___ day of January, 1995.

                                        AMERICAN PREMIER GROUP, INC.


                                        By: Carl H. Lindner  III

                                             Carl H. Lindner III
                                             President


                                        By: Robert W. Olson

                                             Robert W. Olson
                                             Secretary

                                       ANNEX 1

                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                             AMERICAN PREMIER GROUP, INC.



               FIRST.    The name  of the  corporation is  AMERICAN PREMIER
          GROUP, INC. (the "Corporation").

               SECOND.   The  place   in  the  State  of   Ohio  where  the
          Corporation's principal office is to be located is the City of Cincinnati in Hamilton County, Ohio.

               THIRD. The purpose for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law, Ohio Revised Code Sections 1701.01 et seq..

               FOURTH. The aggregate number of shares of stock which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000) shares, which shall be divided into two classes, consisting of:

               (a) Twenty Five Million (25,000,000) shares of preferred stock ("Preferred Stock") without par value; and,

               (b) Two Hundred Million (200,000,000) shares of common stock ("Common Stock") with a par value of $1.00 per share.


                              PART ONE: PREFERRED STOCK

               (a) Except as otherwise provided by this Article Fourth or by the amendment or amendments adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of any and all series thereof theretofore issued, the Twenty Five Million (25,000,000) shares of Preferred Stock hereinabove authorized, as Preferred Stock of one or more series, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors. Twelve Million Five Hundred Thousand (12,500,000) shares of Preferred Stock shall have voting rights as provided in clause (b) of this Part One of Article Fourth (collectively, "Voting Preferred Stock"). The Career Shares Series created by Part Two of this Article Fourth are shares of Voting Preferred Stock. Twelve Million Five Hundred Thousand (12,500,000) shares of Preferred Stock shall have no voting power whatsoever, except as may be otherwise provided by law (collectively, "Non-Voting Preferred Stock"). All shares of any one series of Preferred Stock shall be alike in every particular, each series thereof shall be distinctively designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as provided above with respect to Voting Preferred Stock and Non-Voting Preferred Stock or as permitted by the provisions of Clause (b) of this Part One of Article Fourth.

               (b) Authority is hereby expressly granted to the Board of Directors from time to time to adopt amendments to these Articles of Incorporation providing for the issue in one or more series of any unissued or treasury shares of the Preferred Stock, the designation and number of shares, (with respect to the Voting Preferred Stock only) voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price, sinking fund requirements, conversion rights and restrictions on issuance of shares of such series, to the fullest extent now or hereafter permitted by the laws of the State of Ohio and notwithstanding the provisions of any other Article of these Articles of Incorporation of the Corporation, in respect of the matters set forth in the following subdivisions (i) to (ix), inclusive:

                    (i) The designation and number of shares of such series;

                    (ii) With respect to the Voting Preferred Stock only, voting rights (to the fullest extent now or hereafter permitted by the laws of the State of Ohio);

                    (iii) The dividend rate or rates of such series (which may be a variable rate and which may be cumulative);

                    (iv) The dividend payment date or dates of such series;

                    (v) The price or prices at which shares of such series may be redeemed;

                    (vi) The amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application;

                    (vii) The liquidation price or prices of such series;

                    (viii) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made; and,

                    (ix) Whether or not the issue of any additional shares of such series or any future series in addition to such series shall be subject to any restrictions and, if so, the nature of such restrictions.

          Any of the voting rights (with respect to the Voting Preferred Stock only), dividend rate or rates, dividend payment date or dates, redemption rights and price or prices, sinking fund requirements, liquidation price or prices, conversion or exchange rights and restrictions on issuance of shares of any such series of Preferred Stock may, to the fullest extent now or hereafter permitted by the laws of the State of Ohio, be made dependent upon facts ascertainable outside these Articles of Incorporation or outside the amendment or amendments providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth. If the then-applicable laws of the State of Ohio do not permit the Board of Directors to fix, by the amendment creating a series of Voting Preferred Stock, the voting rights of shares of such series, each holder of a share of such series of Voting Preferred Stock shall be entitled to one (1) vote for each share of Voting Preferred Stock of such series held by such holder.


                               PART TWO: CAREER SHARES

               (a) Two series of such Preferred Stock, created by the filing of the original Articles of Incorporation, shall be as follows:

               SECTION 1.     Designation.

               (A) Forty Nine Thousand Eight Hundred Eighty Eight (49,888) shares designated as the "$3.76 Convertible Preferred Stock, First Series", the shares of which shall be entitled to cumulative cash dividends at the annual rate of $3.76 per share and which shall be convertible into Common Stock at the initial rate of 2.0110 shares of Common Stock for each share of such Preferred Stock; and,

               (B) One Hundred Sixth Two Eight Hundred Ten (162,810) shares designated as the "$4.20 Convertible Preferred Stock,
          Second Series", the shares of which shall be entitled to cumulative cash dividends at the annual rate of $4.20 per share and which shall be convertible into Common Stock at the initial rate of 2.1281 shares of Common Stock for each share of such Preferred Stock.

               SECTION 2. General Terms. (A) The series of Preferred Stock designated in Section 1, and any series of Preferred Stock whose voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price or prices, sinking fund requirements, liquidation price or prices, conversion or exchange rights and restrictions on issuance of shares may hereafter be fixed by the adoption by the Board of Directors of an amendment to these Articles of Incorporation by reference to this paragraph (a) of this Part Two of Article Fourth, will be referred to hereinafter collectively as Career Share Series and any shares of any thereof as Career Shares. Except as to designation, annual dividend rate and initial conversion rate, the terms of the shares of any Career Share Series shall be identical to the terms of the shares of each other Career Share Series. The terms on which Career Shares may be converted into Common Stock and the payment of dividends at the rate specified in Section 1 shall be subject to, and terms of the Career Shares generally shall be as set forth in, the remaining Sections of this paragraph (a) of this Part Two of Article Fourth.

               (B) Nothing herein shall be deemed to constitute a limitation on the authority of the Board of Directors to designate by amendment or amendments adopted by the Board of Directors, out of the authorized Preferred Stock, series of Preferred Stock not governed by the terms of this paragraph (a) of this Part Two of Article Fourth.

               SECTION 3. Dividend Rights. Holders of record of shares of Career Share Series shall be entitled to receive, as and if declared by the Board of Directors, out of assets legally available therefor, cumulative cash dividends at the annual rate set forth in Section 1 or in the amendment to these Articles of Incorporation establishing such series. Dividends on such Career Shares will accrue from the respective dates of original issuance of such shares and, with respect to each such share, will be payable quarterly on February 15, May 15, August 15 and November 15 in each year commencing on the first of such dates occurring more than 30 days after the date of issuance of such share. In the event that full cumulative dividends on outstanding shares of any Career Share Series have not been paid when scheduled, no dividends shall be declared or paid on, and no such amounts shall be set aside or applied to the redemption or purchase of, any shares of Common Stock of the Corporation or any other shares of capital stock of the Corporation ranking subordinate to such Career Share Series with respect to the payment of dividends (other than a dividend in capital stock ranking subordinate to Career Share Series as to dividends), and, in such event, all dividends declared on the Career Shares and any other series of capital stock of the Corporation ranking on a parity as to dividends with such Career Share Series shall be declared pro rata among each such series.

               SECTION 4. Subordination. The rights of any Career Share Series with respect to dividends shall be subordinate to any shares of capital stock of the Corporation which are by their terms superior to the rights of such Career Shares Series with respect to dividends. The rights of the Common Stock of the Corporation shall be subordinate to Career Shares with respect to the dividend rights set forth in Section 3.

               SECTION 5. Conversion Privilege and Price. Career Shares shall be convertible into shares of Common Stock at any time and from time to time, at the option of the holder thereof, provided, however, that such conversion privilege shall be subject to any contractual agreements between the Corporation and the holder thereof regarding such privilege for so long as such holder continues to hold shares of such Career Share Series. The rate at which shares of Common Stock shall be delivered upon conversion shall initially be as set forth in Section 1 or in the amendment to these Articles of Incorporation establishing such series.

               All conversions of Career Shares into shares of Common Stock shall be subject to the following terms and conditions:

               (A) The Corporation shall make no payment or adjustment on account of any dividends declared but unpaid on the Common Stock issuable upon conversion.

               (B) The number of shares of Common Stock into which Career Shares are convertible shall be subject to adjustment from time to time as follows except that no adjustment need be made unless, by reason of the happening of any one or more of the events specified in this Section 5(B), the conversion rate then in effect shall be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1% or more, provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more) after a period of three years from the date of happening of an event requiring adjustment as specified in this Section 5(B):

                    (i) In case the Corporation shall issue rights or warrants to holders of shares of Common Stock entitling them (for a period expiring within 90 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price less than the current market price per share of Common Stock (as determined pursuant to Subsection 5(B)(iv) on the record date mentioned below), the conversion rate (such rate being initially as set forth in Section 1 or in the amendment to these Articles of Incorporation establishing such series) shall be adjusted so that the conversion rate shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction whose numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate exercise price of the shares of Common Stock called for by all rights or warrants issued would purchase at such current market price, and whose denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock called for by such rights or warrants. Such adjustment shall be made whenever such rights or warrants are issued and shall be retroactively effective as of immediately after the record date for the determination of holders of Common Stock entitled to receive such rights or warrants.

                    (ii) In case the Corporation shall at any time or times
          (1) pay a dividend on the Common Stock in shares of capital stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares or (4) issue by reclassification of its shares of Common Stock, or any recapitalization or reorganization of the Corporation, any shares of capital stock of the Corporation (other than a change from par value to no par value), then, in each such case, the conversion rate (such rate being initially as set forth in Section 1 or in the amendment to these Articles of Incorporation establishing such series) in effect immediately prior thereto shall be adjusted so that the holder of any Career Shares thereafter surrendered for conversion shall be entitled to receive the number and kinds of shares of capital stock which he would have owned or would have been entitled to receive immediately after the happening of any of the events described above had such Career Shares been converted immediately prior to the happening of such event. An adjustment made pursuant to this Subsection 5(B)(ii) shall become effective as of immediately after the record date in those cases specified in clause (1) of this Subsection 5(B)(ii) and shall become effective as of immediately after the effective date in those cases specified in clauses (2),
          (3) and (4) of this Subsection 5(B)(ii).

                    (iii) In case the Corporation shall distribute to holders of its Common Stock evidence of its indebtedness or assets or rights to subscribe for or warrants to purchase
          (excluding those referred to in Subsection 5(B)(i)) shares of Common Stock or any other security, or shall make a capital distribution on its shares of Common Stock, then in each such case the conversion rate shall be adjusted so that the conversion rate (such rate being initially as set forth in Section 1 or in the amendment to these Articles of Incorporation establishing such series) shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction whose numerator shall be the current market price per share of Common Stock (determined as provided in Subsection 5(B)(vi)) on the effective date of distribution minus

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






          the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants, or of the capital distribution, applicable to one share of Common Stock and whose denominator shall be such current market price per share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall be retroactively effective as of immediately after the record date for the determination of holders of Common Stock entitled to receive such distribution.

                    (iv) In case the Corporation shall issue to holders of shares of Common Stock shares of Common Stock pursuant to any dividend reinvestment plan at a price less than the current market price per share of Common Stock (determined as provided in Subsection 5(B)(vi) below) on the date of issuance of such shares pursuant to such dividend reinvestment plan, then in each such case, the conversion rate (such rate being initially as set forth in Section 1 or in the amendment to these Articles of Incorporation establishing such series) shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such shares by a fraction whose numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares plus the number of shares of Common Stock which the aggregate purchase price for shares being purchased on such date of issuance pursuant to any such dividend reinvestment plan would purchase at such current market price, and whose denominator shall be the number of shares of Common Stock outstanding on such date of issuance plus the number of additional shares of Common Stock issued pursuant to any such dividend reinvestment plan. Such adjustment shall be retroactively effective as of immediately after such date of issuance.

                    (v) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Corporation or such successor or purchasing corporation, as the case may be, shall make provision that the holder of each Career Share shall have the right thereafter to convert such share into the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale,

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




          subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5(B).

                    (vi) For the purpose of any computation of current market price per share of Common Stock under this Section 5(B), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive business days commencing 15 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market, as furnished by any New York Stock Exchange firm selected from time to time by the Corporation for that purpose. For purposes of this Subsection 5(B)(vi), the term business day shall not include any day on which securities are not traded on such exchange or in such market.

                    (vii) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of Career Shares. If more than one share of any Career Shares Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Career Shares, the Corporation, in lieu of delivering the fractional share therefor, shall make an adjustment therefor in cash at the market value thereof. For the purpose of making a cash adjustment in lieu of delivering fractional shares, the market value of a share of Common Stock shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange on the last business day prior to the conversion date, or, if the Common Stock is not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange firm selected from time to time by the Corporation for that purpose. For purposes of this Subsection 5(B)(vii), the term business day shall not include any day on which securities are not traded on such exchange or in such market.

                    (viii) Whenever any event occurs which would cause an adjustment of the securities or other assets into which any Career Shares would be converted, as herein provided, the Corporation shall promptly file with the transfer agent or agents for such Career Share Series (and with any conversion agent other than the transfer agent or agents) a report prepared by the Corporation accompanied by an opinion of a firm of independent public accountants selected by the Board of Directors (who may be the accountants regularly employed by the Corporation) setting forth the conversion rate applicable after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such report and opinion shall be conclusive evidence of the correctness of such adjustment and neither the transfer agent or agents nor any conversion agent shall be under any duty or responsibility with respect to any such report or opinion except to exhibit the same from time to time to any holder of any Career Share desiring an inspection thereof. Promptly after filing such report and opinion, the Corporation shall cause notice to be mailed specifying such adjustment to each holder of record of shares of such Career Share Series at his last address appearing on the books of the Corporation. Neither the transfer agent or agents nor any conversion agent shall at any time be under any duty or responsibility to any such holder to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature and extent of such adjustment when made, or with respect to the method employed in making the same.

               (C) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all Career Shares from time to time outstanding are convertible.

               (D) The issuance of stock certificates on conversions of Career Shares into shares of Common Stock shall be without charge to the converting stockholders for any issue tax. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the registered holder of the Career Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               (E) Any holder of Career Shares who shall choose to convert Career Shares held by him pursuant to this Section 5 shall, as a

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          condition of conversion, present the certificates for such Career
          Shares (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed or accompanied by
          appropriate   instruments   of  transfer   satisfactory   to  the
          Corporation) at the office of the transfer agent or agents for such Career Shares, or at such other office as may be designated by the Corporation, and shall give written notice to the Corporation at said office that such holder elects to convert the same or part thereof and shall state in writing therein the name
          or  names  in  which  such  holder  wishes  the  certificate   or
          certificates  for shares  of  Common Stock  to  be issued.    The
          Corporation will, as soon as practicable thereafter, issue and deliver at said office to such holder, or to the designee of such holder, certificates for the number of full shares of Common Stock to which such holder or its designee shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinabove provided and certificates for the Career Shares,
          if any,  not converted.   Career Shares shall  be deemed to  have
          been converted as of the close of business on the date of the presentation of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time and date.

               SECTION 6. Voting. (A) The holders of Career Shares shall not be entitled to vote at any meeting of the shareholders of the Corporation or on any other occasion where shareholders are entitled to vote, except as otherwise expressly provided in this Section 6. The holders of shares of any Career Share Series shall vote as a single or separate class with the holders of all other series of Preferred Stock, or as a single or separate series of Preferred Stock, as and to the extent provided in Subsection 6(B) and by Ohio law.

               (B) The Corporation may, in the manner provided in Article Fifth and as permitted by Ohio law, from time to time alter or change the voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price, sinking fund requirements, conversion rights and restrictions on issuance of any Career Share Series; provided, however, that without the affirmative vote of the holders of at least two-thirds of the outstanding shares of all series of Preferred Stock, the Corporation shall not amend, alter, change, add or insert any provision in the Articles which, or authorize the merger or consolidation of the Corporation with any other corporation if the plan of such merger or consolidation contains any provision which if contained in the Articles, would (i) make any adverse change in the voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price, sinking fund requirements, conversion rights and restrictions on issuance or special or relative rights of Preferred Stock, (ii) authorize a

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          new  class of  stock senior  or superior  to Preferred  Stock, or
          (iii) increase the number of authorized shares of a senior or superior class of stock, and, without the affirmative vote of the holders of at least a majority of the outstanding shares of all series of Preferred Stock, the Corporation shall not amend, alter, change, add or insert any provision in the Articles which, or authorize the merger or consolidation of the Corporation with any other corporation if the plan of such merger or consolidation contains any provision which if contained in the Articles, would increase the authorized number of shares of Preferred Stock.
          Without  the   affirmative  vote  of  the  holders  of  at  least
          two-thirds of the outstanding shares of any Career Shares Series, the Corporation shall not amend, alter, change, add or insert any provision in the Articles which, or authorize the merger or consolidation of the Corporation with any other corporation if the plan of such merger or consolidation contains any provision which if contained in the Articles, would adversely affect such Career Share Series but would not adversely affect each other
          series  of  Preferred Stock.   Nothing  in  this Section  6 shall
          require  a  class  vote   or  consent  in  connection  with   the
          authorization,designation, increase or issuance of any shares of any class or series of capital stock which is subordinate to shares of any Career Share Series as to dividends, or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations
          of  the  Corporation,  or  because   of  any  adjustment  in  the
          provisions  of any Career  Share Series made  pursuant to Section
          5(B).

               SECTION 7. No Liquidation Preference. The holders of Career Shares shall not be entitled to any payment out of the assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which is preferential to the rights of the holders of Common Stock.

               SECTION 8. Status of Career Shares After Redemption. Career Shares of any series redeemed or purchased by the Corporation shall be retired and cancelled and shall not be reissued by the Board of Directors of the Corporation. The Board of Directors shall, upon the redemption or repurchase of all the outstanding shares of any series of Career Shares, adopt an amendment to these Articles of Incorporation to eliminate all references to the shares of such series of Career Shares and to make such other appropriate changes as are required by such elimination.

               FIFTH. Amendment to Articles of Incorporation. The Corporation shall have the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or any provision that may be added or inserted in these Articles of Incorporation, provided that:

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               (a)  Such amendment, alteration, change, repeal, addition or insertion is consistent with law and is accomplished in the manner now or hereafter prescribed by statute or these Articles;

               (b) Any provision of these Articles of Incorporation which requires, or the change of which requires, the vote or consent of all or a specific number or percentage of the holders of shares of any class or series shall not be amended, altered, changed or repealed by any lesser amount, number or percentage of votes or consents of such class or series; and,

               (c) No amendment to these Articles of Incorporation pursuant to Ohio Revised Code Section 1701.69(B)(10) or any successor provision may be adopted without the affirmative vote or consent of the holders of an aggregate of two-thirds of the total voting power of the Corporation.

          Any rights at any time conferred upon the shareholders of the Corporation are granted subject to the provisions of this Article.

               SIXTH. No holder of any shares of this Corporation shall have any preemptive rights to subscribe for or to purchase any shares of this Corporation of any class, whether such shares or such class be now or hereafter authorized, or to purchase or subscribe for any security convertible into, or exchangeable for, shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

               SEVENTH. This Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

               EIGHTH. Subject to the provisions of Article Fifth hereof, the affirmative vote of shareholders entitled to exercise a majority of the voting power of this Corporation shall be required to amend these Articles of Incorporation, approve mergers and to take any other action which by law must be approved by a specified percentage of the voting power of the Corporation or of all outstanding shares entitled to vote.

               NINTH. The provisions of Ohio Revised Code Chapter 1704 or any successor provisions relating to transactions involving interested shareholders shall not be applicable to the Corporation.

               TENTH:    The   provisions  of  Ohio  Revised  Code  Section
          1701.831 or any successor provisions relating to control share acquisitions shall not be applicable to the Corporation.


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